UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2019

Southern National Bancorp of Virginia, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-33037	20-1417448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6830 Old Dominion Drive McLean, Virginia 22101
(Address of Principal Executive Offices) (Zip Code)

(703) 893-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
COMMON STOCK	SONA	NASDAQ

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreements

On October 2, 2019, Southern National Bancorp of Virginia, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with each of Ms. Georgia S. Derrico, Executive Chairman of the Company, and Mr. R. Roderick Porter, Executive Vice Chairman of the Company (each, an “Amended and Restated Employment Agreement”). The Amended and Restated Employment Agreements supersede in their entirety the original employment agreements by and between the Company and each of Ms. Derrico and Mr. Porter, dated as of June 23, 2017 and amended April 28, 2019.

The term of each Amended and Restated Employment Agreement expires December 31, 2020. The Amended and Restated Employment Agreements provide for (i) a base salary of $517,708 for Ms. Derrico and $351,339 for Mr. Porter; (ii) participation in benefit plans, policies and programs as may be maintained, from time to time, by the Company; (iii) a 2019 annual cash bonus, if any, that is no less than the dollar value of the 2019 annual cash bonus received by the Chief Executive Officer of the Company for that period; (iv) reimbursement for any personal tax and estate planning assistance for calendar year 2019, up to a maximum of $5,000 per executive; (v) a car allowance; and (vi) reimbursement for certain club membership dues.

The Amended and Restated Employment Agreements provide that each executive will be a participant in the Southern National Bancorp of Virginia, Inc. Executive Severance Plan (the “Severance Plan”). A description of the material terms of the Severance Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-33037), as filed with the Securities and Exchange Commission on April 22, 2019, and such description is incorporated herein by reference. If the executive incurs a qualifying termination under the Severance Plan, then, in addition to the severance benefits under the Severance Plan, the executive will be entitled to receive (i) acceleration of vesting of his or her then-outstanding stock options and restricted shares; (ii) continued use of a personal assistant provided by the Company for two years, with such personal assistant’s base salary not to exceed $60,000; and (iii) acceleration of vesting of his or her normal retirement benefit under the Supplemental Retirement Plan Agreement dated as of April 2, 2018. The Amended and Restated Employment Agreements provide that the executive will be deemed to have a qualifying termination under the Severance Plan in the event that, during the term of the Amended and Restated Employment Agreement, the executive’s duties and responsibilities are assumed by another executive (or if the executive is otherwise replaced).

The Amended and Restated Employment Agreements contain customary confidentiality covenants, as well as covenants regarding the non-solicitation of customer and employees and non-competition that apply for twelve months following the executive’s termination of employment.

The foregoing summary of the Amended and Restated Employment Agreements is qualified in its entirety by reference to the Amended and Restated Employment Agreements, complete copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description

10.1	Amended and Restated Employment Agreement, dated as of October 2, 2019, by and between Southern National Bancorp of Virginia, Inc. and Ms. Georgia S. Derrico.

10.2	Amended and Restated Employment Agreement, dated as of October 2, 2019, by and between Southern National Bancorp of Virginia, Inc. and Mr. R. Roderick Porter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.

	By:	/s/ Joe A. Shearin
October 4, 2019		Joe A. Shearin
Chief Executive Officer